Exhibit 8.1

February 12, 2026

Voyager Acquisition Cop.

131 Concord Street

Brooklyn, NY 11201

Re:	Voyager Acquisition Corp. Exhibit 8 Tax Opinion

Ladies and Gentlemen:

We have acted as counsel for Voyager Acquisition Corp., a Cayman Islands exempted company (“SPAC”), in connection with the Business Combination Agreement, dated as of April 22, 2025 (as amended and supplemented through the date hereof, the “Business Combination Agreement”), by and among SPAC, Veraxa Biotech AG, a public limited company organized under the Laws of Switzerland (the “Company”), and Oliver Baumann, an individual, solely in his capacity as representative for the Company Shareholders.

Pursuant to the Business Combination Agreement, (i) Voyager Acquisition Sponsor Holdco, LLC (“Nominee Shareholder”) formed Veraxa Biotech Holding AG, a public limited company organized under the Laws of Switzerland (“PubCo”) with a share capital of CHF100,000, as a nominee on behalf of SPAC and the SPAC shareholders (ii) PubCo formed Veraxa Cayman Merger Sub, an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Merger Sub”), (iii) PubCo and SPAC will appoint a contribution agent (the “Contribution Agent”), (iv) Nominee Shareholder will transfer all of the PubCo Ordinary Shares to the Contribution Agent, (v) certain investors (the “PIPE Investors”) who have entered into subscription agreements with SPAC and PubCo will transfer cash to the Contribution Agent, (vi) SPAC will merge with and into Merger Sub, the separate corporate existence of SPAC will cease and Merger Sub will be the surviving company and wholly owned disregarded subsidiary of PubCo (the “Initial Merger”) and as part of the Initial Merger, Merger Sub will issue shares of Merger Sub (the “Merger Sub Shares”) to the Contribution Agent, acting in its own name but for the account of SPAC and the SPAC shareholders, (vii) following the actions described in clause (vi), the Contribution Agent will contribute the Merger Sub Shares to PubCo as a contribution to the capital contribution reserves (Zuschuss in die Kapitaleinlagereserven) of PubCo and transfer the PubCo Ordinary Shares to the SPAC shareholders (clauses (i), (ii), (iv) and (vi), the “SPAC Reorganization”), (viii) following the consummation of the SPAC Reorganization, Merger Sub will distribute its assets to PubCo as a liquidating distribution and, as soon as reasonably possible following the transactions, shall be dissolved under the Laws of the Cayman Islands, and (ix) not earlier than one business day following the SPAC Reorganization, the Company will merge with and into PubCo, with PubCo being the surviving entity (clauses (i) through (ix), the “Business Combination”). In connection with the Registration Statement on Form F-4 initially submitted by PubCo on July 31, 2025, including the proxy statement/prospectus forming a part thereof, relating to the transactions contemplated by the Business Combination Agreement (as amended and supplemented through the date hereof, the “Registration Statement”), you have requested our opinion as to certain U.S. federal income tax matters set forth in the section entitled “U.S. Federal Income Tax Consequences” (the “Tax Disclosure”).

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In providing our opinion, we have examined the Business Combination Agreement, the Registration Statement and such other documents, records, and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein. Further, in providing our opinion, we have assumed (without any independent investigation or review thereof) that:

(i) The SPAC Reorganization, the Business Combination, and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”) will be consummated in accordance with the provisions of the Business Combination Agreement and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), and the Transactions will be effective under applicable corporate law as described in the Business Combination Agreement and the other agreements referred to therein;

(ii) all of the information, facts, statements, representations, and covenants set forth in (A) the Business Combination Agreement, the Registration Statement, the other agreements referred to in the Business Combination Agreement and the Registration Statement, the registration statement filed in connection with SPAC’s initial public offering, and SPAC’s and PubCo’s other public filings (collectively, the “Documents”), (B) the representation letter of an officer of SPAC delivered to us for purposes of this opinion (the “SPAC Representation Letter”) and (C) the representation letter of an officer of the PubCo delivered to us for purposes of this opinion (the “PubCo Representation Letter” and, together with the SPAC Representation Letter, the “Representation Letters”) are true, correct, and complete in all respects and will remain true, correct, and complete in all respects at all times up to and including the completion of the Transactions, and no actions have been taken or will be taken that are inconsistent with such factual statements, descriptions, or representations or that will make any such factual statements, descriptions, or representations untrue, incomplete, or incorrect through the consummation of the SPAC Reorganization, the Business Combination and the other Transactions;

(iii) any representations and statements made in any of the Documents or the Representation Letters qualified by knowledge, belief, or materiality (or comparable qualification) are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the completion of the Transactions, in each case without such qualification;

(iv) the Documents represent the entire understanding of the parties with respect to the SPAC Reorganization, the Business Combination, and the other Transactions, there are no other written or oral agreements regarding the SPAC Reorganization, the Business Combination, and the other Transactions other than the Business Combination Agreement and the other agreements referred to therein, and none of the material terms and conditions thereof have been or will be waived or modified;

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(v) all documents, records, and papers submitted to us as originals (including signatures thereto) are authentic, all documents, records, and papers submitted to us as copies conform to the originals, all relevant documents, records, and papers have been or will be, as applicable, duly executed in the form presented to us, and all parties to such documents, records, and papers had or will have, as applicable, the requisite corporate powers and authority to enter into such documents, records, and papers and to undertake and consummate the Transactions; and

(vi) all applicable reporting requirements have been or will be satisfied.

If any of the assumptions described above are untrue for any reason, or if the Transactions are consummated in a manner that is different from the manner described in the Business Combination Agreement, the Registration Statement, or any of the other Documents, our opinion as expressed below may be adversely affected.

This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the legislative history to the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, case law, and such other authorities as we have considered relevant, all as in effect and publicly available as of the date hereof. The authorities upon which this opinion is based are subject to change or differing interpretations, possibly with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the SPAC Reorganization, the Business Combination, or the other Transactions, or any inaccuracy in the statements, facts, assumptions, and representations on which we have relied, may affect the continuing validity of this opinion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention (or to supplement or revise our opinion to address any such change or inaccuracy) subsequent to the date hereof. No opinion is expressed as to any transactions other than the SPAC Reorganization occurring in connection with the Transactions or as to any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matters discussed in the Tax Disclosure and does not address the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations, as further described in the Tax Disclosure.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Material Tax Considerations – United States Federal Income Tax Considerations,” insofar as they address the material U.S. federal income tax considerations of the SPAC Reorganization for holders of SPAC shares that are “United States persons” as defined in Section 7701(a)(30) of the Code and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

We are furnishing this opinion solely in connection with the filing of the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Winston & Strawn LLP